UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  September 2, 2009

PRESTIGE BRANDS HOLDINGS, INC.

Delaware	001-32433	20-1297589
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

90 North Broadway, Irvington, New York 10533
(Address of Principal executive offices, including Zip Code)

 (914) 524-6810
(Registrant’s telephone number, including area code)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions :

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                      Entry into a Material Definitive Agreement.

In connection with the election of Matthew M. Mannelly as President and Chief Executive Officer of Prestige Brands Holdings, Inc. (the “Company”) and as a member of the board of directors of the Company, on September 2, 2009, the Company and Mr. Mannelly entered into an employment agreement and certain other compensatory plans and arrangements that are described in greater detail in Item 5.02 of this Current Report on Form 8-K below, which is incorporated herein by this reference.

Item 5.02.                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           On September 2, 2009, Mark Pettie resigned as the Company's Chief Executive Officer and President and as a director of the Company, effective immediately.   Mr. Pettie was a party to an employment contract (the “Pettie Agreement”) with the Company that is filed as Exhibit 10.13 to the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2009 filed with the Commission on June 15, 2009.  The Pettie Agreement is incorporated herein as if coped verbatim.  Mr. Pettie’s resignation was treated as a termination without cause under the Pettie Agreement.  At the time of his resignation, he executed a release of any claims against the Company except those generally arising out of the severance provisions of the Pettie Agreement and certain obligations that the Company has to indemnify him.  As a result, Mr. Pettie will receive the benefits described in Section 9 of the Pettie Agreement – one year’s salary ($475,000), current year’s target bonus ($475,000), payout of the value of certain awards under the Company’s long-term incentive plan ($860,539) and continued participation for one year in the Company’s life, medical, dental and disability plans.  Mr. Pettie continues to be bound by certain business protection provisions of the Pettie Agreement (e.g., non-competition, non-disclosure, non-disparagement and non-solicitation).  These obligations are set forth in sections 10 and 11 of the Pettie Agreement.

(c) (d)  Appointment of Matthew Mannelly as Chief Executive Officer and as a Director

As indicted in Item 1.01 above, on September 2, 2009, the Company appointed Mr. Mannelly as the Company’s President and Chief Executive Officer, effective September 3, 2009.  Mr. Mannelly was also appointed to the Company’s Board of Directors.  It is not expected that Mr. Mannelly will serve on any committees of the Board

Mr. Mannelly, 51, was previously Chief Executive Officer of Cannondale Bicycle Corp. from 2003 until 2008.

In connection with his appointment, on September 2, 2009, the Company entered into an Employment Agreement with Mr. Mannelly setting out the terms of his employment (the “Agreement”). The Agreement has an initial term of three years and thereafter will renew for consecutive one-year terms unless six (6) months prior notice of non-renewal is tendered by either party.

Mr. Mannelly will earn an annual base salary of $520,000 and is eligible to participate in the Company’s annual incentive bonus plan with an annual target bonus equal to 90% of his base salary. In fiscal 2010, Mr. Mannelly will receive a one-time signing payment of $175,000 and will be eligible to earn up to an additional $293,000 based on Company and individual performance, as determined by the Company’s Compensation Committee. He is eligible to participate in the Company’s long-term incentive plans and benefit plans made available to its employees and senior executives.

In connection with his employment, Mr. Mannelly received two equity awards under the Company’s 2005 Long-Term Equity Incentive Plan (the “LTIP Plan”).  He received an award of options to purchase 1,125,000 shares of the Company’s common stock, and an award of 135,000 shares of restricted stock. Each award will vest in equal installments over five years, provided he is an employee in good standing on the applicable vesting dates.

If Mr. Mannelly’s employment is terminated by the Company without Cause or by Mr. Mannelly for Good Reason (as such terms are defined in the Agreement), he would receive a payment of earned salary, expense reimbursement, vacation pay, and any payments due to him under the Company’s benefits plans. He would also receive a payment of 1.5 times the sum of his annual base salary and average annual incentive bonus (as defined in the Agreement) for the three years preceding his termination.  In addition to these payments, if Mr. Mannelly’s termination occurs in connection with a Change of Control (as such term is defined in the LTIP Plan), Mr. Mannelly’s equity awards would accelerate and fully vest, and, depending on the value of the payments due to him, he would also be eligible to receive a gross-up for excise tax in certain limited circumstances.

Mr. Mannelly has agreed to a non-competition covenant that generally limits his ability to compete with the Company in any countries in which it conducts business. He has also agreed to non-solicitation and non-disparagement covenants. These limitations continue for a period of 18 months following termination, regardless of the cause of the termination.

There is no arrangement or understanding between Mr. Mannelly and any other person(s) pursuant to which he was selected as Chief Executive Officer. Mr. Mannelly does not have any family relationship with any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer.  Other than his employment relationship, Mr. Mannelly does not have a direct or indirect material interest in any transaction in which the Company is a participant.

Item 5.03.                      Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a)           Effective September 2, 2009, the Board amended various sections of the Company’s Amended and Restated Bylaws (the “Bylaws”) generally to provide that the office of Chairman of the Board is optional and to give certain responsibilities to the lead independent director and/or the president and chief executive officer in the absence of an elected or appointed chairman of the board.

The amendments to the Bylaws are filed as Exhibit 3.1 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 7.01.                      Regulation FD Disclosure.

On September 3, 2009, the Company issued a press release announcing, among other things, the election of Mr. Mannelly and the resignation of Mr. Pettie.  A copy of the September 3, 2009 press release issued by the Company is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference

Item 9.01.                      Financial Statements and Exhibits.

(d)           Exhibits.

See Exhibit Index immediately following the signature page to this Current Report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	September 4, 2009	PRESTIGE BRANDS HOLDINGS, INC.

By:	/s/ Charles N. Jolly
Name:	Charles N. Jolly
Title:	General Counsel and Secretary

EXHIBIT INDEX

Exhibit	Description

3 (ii)	September 2, 2009 Amendments to the Amended and Restated Bylaws, as amended, of Prestige Brands Holdings, Inc.

99.1	Press Release issued by Prestige Brands Holdings, Inc. dated September 3, 2009 (furnished only)